Exhibit 10.37

                               PURCHASE AGREEMENT

         This PURCHASE AGREEMENT (the "Agreement") is entered into on December 2, 2009, by and between BKF Capital Group, Inc., a Delaware corporation, having an address at 1 North Federal Highway, Suite 201, Boca Raton, Florida 33432 ("Purchaser") and Steven N. Bronson, an individual, having an address at 1 North Federal Highway, Suite 201, Boca Raton, Florida 33432 and Kimberly Bronson, an individual, having an address at 1 North Federal Highway, Suite 201, Boca Raton, Florida 33432 (collectively the "Sellers").

                                  W I T N E S S E T H:

         WHEREAS, Catalyst Financial, LLC (the "Company"), a New York limited liability company, is a broker-dealer registered with the United States Securities and Exchange Commission (the "Commission") and a member in good standing of the Financial Industry Regulatory Authority ("FINRA").

         WHEREAS, Sellers are the owners of 100% of the membership interests in the Company. Steven N. Bronson is the owner of 99% of the membership interests in the Company and Kimberly Bronson is the owner of 1% of the membership interests in the Company. Sellers are the owners of 100% of the equity of the Company.

         WHEREAS, Purchaser desires to acquire, and Sellers desire to sell, 100% of the membership interests of the Company, upon the terms and conditions hereinafter set forth. In connection with Purchaser's acquisition of the Company, the Purchaser shall assume and succeed to the Company's registration with the Commission as a broker-dealer and the Company's membership with FINRA,

         NOW, THEREFORE, in consideration of the covenants and agreements hereafter set forth, and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                                    ARTICLE I
                        Purchase and Sale of the Company
                        --------------------------------

         1. Purchase and Sale of the Company. Sellers agree to sell, transfer and deliver to Purchaser, and Purchaser agrees to purchase and accept, upon the terms and conditions hereinafter set forth, at the Closing, as defined below, 100% of the membership interests (the "Membership Interests") of Catalyst Financial, LLC, a limited liability company organized under the laws of New York (the "Company"). Sellers are the owners of 100% of the Membership Interests of the Company. Upon the sale and transfer of the Sellers' Membership Interests to Purchaser, the Purchaser will own 100% of the Membership Interests of the Company and the Company shall maintain all registrations and/or approvals from the Commission and/or FINRA necessary to operate the broker-dealer business of the Company (the "Business") as an on-going concern as contemplated by this Agreement.

                                   ARTICLE II
                       Transfer of Assets and Liabilities
                       ----------------------------------

         2.       Assets.

         2.1 Acquired Assets. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing the Purchaser shall acquire all of Sellers' right, title and interest in and to the Company and all of Sellers' property and assets, real, personal or mixed, tangible and intangible, of every kind and description, wherever located, which are used in connection with the Business (collectively, the "Acquired Assets"), including the following (but excluding the Excluded Assets, as defined below):

         2.1.1 Assumed Contracts. Purchaser agrees to assume all rights and obligations under the specific contracts, agreements and/or understandings of the Company related to the Business;

         2.1.2 Franchises, Licenses and Permits. All franchises, licenses, certificates, and/or permits from third parties, including, but not limited to, governmental authorizations and all pending applications therefore or renewals thereof, used primarily in or related primarily to the operation of the Business, in each case to the extent transferable to Purchaser;

         2.1.3 Business Information and Records. All financial books, data and records (whether on paper, computer storage media or any other form) owned by Sellers and used primarily in or related primarily to the operation of the Company and the Business, including, but not limited to the Company's organizational documents, business records, tax returns and all other documents and records required to be maintained under the rules and regulations of the Commission and FINRA.

         2.2 Excluded Assets. Notwithstanding anything to the contrary contained elsewhere in this Agreement, the assets of the Company set forth below (the "Excluded Assets") are not part of the sale and purchase contemplated by this Agreement, and are excluded from the Acquired Assets and shall remain the property of Sellers after the Closing:

         2.2.1 Tangible Personal Property. All tangible personal property not used exclusively in the operation of the Business, to the extent owned by Sellers;

         2.2.2 All benefits and obligations under the Consulting Agreement, dated as of June 6, 2008, between Ridgefield Acquisition Corp. and Catalyst Financial LLC;

         2.2.3 All cash and cash equivalents on hand in banks, certificates of deposit, money market certificates, commercial paper and securities, including, but not limited to the shares of common stock of Ridgefield Acquisition Corp., as of the Closing Date.

         2.2.4 All claims for refund of Taxes and other governmental charges of whatever nature relating to a tax period or event occurring prior to the Closing Date;

         2.2.5 All rights in connection with and assets of any Employee Benefit Plan, including the Catalyst Financial, LLC Profit Sharing Plan;

         2.2.6 All rights, claims and causes of action related to the Excluded Assets and the Excluded Liabilities, as defined below.

         2.3 Liabilities

         2.3.1 Assumed Liabilities.

         (a) Pre-Closing Liabilities. In the event the Closing occurs, the Purchaser assumes and agrees to pay all of the expenses incurred by the Company in its operations from August 24, 2009. Specifically, the Purchaser shall pay directly or reimburse Sellers for all expenses incurred by the Company on or after August 24, 2009, for operations, including employee salaries and the expenses associated with satisfying the conditions precedent to this Agreement, including, but not limited to the Company's obtaining FINRA approval of the transfer of control of the Company from Sellers to Purchaser (the "Assumed Pre-Closing Expenses"). The Assumed Pre-Closing Expenses shall be reduced by all revenues received by the Company following August 24, 2009, except for any revenues received by the Company under the Consulting Agreement, dated as of June 6, 2008, between Ridgefield Acquisition Corp. and Catalyst Financial LLC. A description of the Assumed Pre-Closing Expenses is set forth on Schedule 2.3.1(a), which is attached hereto and made a part hereof.

         (b) Post-Closing Liabilities. On the Closing Date, Purchaser shall assume and agree to discharge the liabilities arising on or after the Closing Date relating to the business of the Company including any liabilities under the Assumed Contracts included in the Acquired Assets, other than any liability of Sellers arising out of or relating to a breach of any such Assumed Contract that occurred prior to the Closing Date (the "Assumed Liabilities").

         2.3.2 Excluded Liabilities. Except for liabilities specifically assumed under this Agreement, Purchaser does not assume any liabilities, obligations and commitments of Sellers or its Affiliates that have been created, or have arisen, or arise out of any event occurring prior to the Closing, all of which shall be retained and paid, performed and discharged when due by Sellers, and Purchaser does not assume any other liability or obligation of Sellers or its Affiliates of whatever nature, whether presently in existence or arising hereafter (collectively, the "Excluded Liabilities"). For greater certainty, Excluded Liabilities shall include, without limitation:

         (a) Any liability to the customers of the Company incurred or accrued prior to the Closing Date;

         (c) Any liability under any contract not assumed by Purchaser, except for any Assumed Pre- Closing Expenses;

         (d) Any liability under any Assumed Contract assumed by Purchaser that arises after the Closing Date but that arises out of or relates to any conduct that occurred prior to the Closing Date;

         (d) Any liability for taxes arising as a result of Sellers' operation of the Business or the Company or the ownership of the Acquired Assets prior to the Closing Date;

         (e) Any liability arising primarily out of or relating primarily to an Excluded Asset;

         (f) Any environmental, health and safety liabilities arising out of or relating to the operation of the Business of the Company, incurred or accrued prior to the Closing Date;

         (g) Any liability under any Employee Benefit Plans or liability incurred prior to the Closing Date relating to payroll, vacation, sick leave, workers' compensation, unemployment benefits, pension benefits, employee stock option or profit-sharing plans, health care plans or benefits or any other employee plans or benefits of any kind for Sellers' employees or former employees or both;

         (g) Any liability arising out of any proceeding or lawsuit commenced after the Closing Date due primarily to any occurrence or event happening prior to the Closing Date;

         (h) Any liability arising out of or resulting from Sellers' compliance or non-compliance with any legal requirement or any order of any governmental authority prior to the Closing Date; and

         (i) Any liability of Sellers based upon Sellers' acts, errors or omissions occurring on or prior to the Closing Date.

         2.4 Consents of Third Parties.

         Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign any asset or any claim or right or any benefit arising under or resulting from such asset if an attempted assignment thereof, without the consent of a third party, would constitute a breach or other contravention of the rights of such third party, would be ineffective with respect to any party to an agreement concerning such asset, or would in any way adversely affect the rights of Sellers or, upon transfer, Purchaser under such asset. If any transfer or assignment by Sellers to, or any assumption by Purchaser of, any interest in, or liability, obligation or commitment under, any asset requires the consent of a third party, including, but not limited to FINRA, then such assignment or assumption shall be made subject to such consent being obtained. To the extent any Assumed Contract may not be assigned to Purchaser by reason of the absence of any such consent, Purchaser shall not be required to assume any Assumed Liabilities arising under such Assumed Contract. If any such consent is not obtained prior to the Closing, Sellers and Purchaser shall cooperate in any lawful and reasonable arrangement reasonably proposed by Purchaser under which Purchaser shall obtain the economic claims, rights and benefits under the asset, claim or right with respect to which the consent has not been obtained in accordance with this Agreement (offset by any related Liabilities which otherwise would have been assumed). Such arrangement may include (i) the subcontracting, sublicensing or subleasing to Purchaser of any and all rights of Sellers against the other party to such third-party agreement arising out of a breach or cancellation thereof by the other party, and (ii) the enforcement by Sellers of such rights.


                                   ARTICLE III
                                 Purchase Price
                                 --------------

         3. Purchase Price. The purchase price ("Purchase Price") to be paid by Purchaser for the Membership Interests and the Business is Eighty-Seven Thousand Seven Hundred and Fifty Dollars ($87,750.00). The Purchaser shall tender payment of the Purchase Price in acceptable funds at the Closing, as defined below.

                                   ARTICLE IV
                              Conditions to Closing
                              ---------------------

         4. Conditions to Closing. The obligations of Purchaser to close hereunder are subject, at the option of Purchaser, to the following conditions:

         4.1 FINRA's approval or the expiration of the thirty (30) day notice period required by FINRA Rule 1017(c) (1) concerning the sale and transfer of Sellers' Membership Interests in the Company to the Purchaser;

         4.2 All of the terms, covenants, conditions and deliveries to be complied with or performed by Sellers under this Agreement on or before the Closing shall have been complied with or performed in all material respects;

         4.3 All representations or warranties of Sellers set forth herein are true in all material respects as of the Closing Date; and

         4.4 On the Closing Date, there shall be no liens or Encumbrances against the Company, the Membership Interests and/or the Business, except as may be specifically provided for herein.

                                    ARTICLE V
                                   The Closing
                                   -----------

         5. The Closing. The "Closing" means the settlement of the obligations of Sellers and Purchaser to each other under this Agreement, including the payment of the Purchase Price to Sellers as provided in Article 3 hereof and the delivery of the Closing documents provided for in Article 6 hereof. The Closing shall be held at the offices of the Purchaser, at a mutually agreeable time, within five (5) business days of the satisfaction of all of the conditions precedent set forth in Article IV (the "Closing Date").


                                   ARTICLE VI
                                Closing Documents
                                -----------------

         6. Closing Documents.

         6.1 At the Closing Sellers shall execute and/or deliver to Purchaser:

         6.1.1 an executed agreement assigning the Membership Interests from Sellers to Purchaser, in the form attached hereto as Schedule 6.1.1;

         6.1.2 the Acquired Assets including the Assumed Contracts;

         6.1.3 the operating agreement or other organizational documents of the Company;

         6.1.4 all other books and records of the Company, including all documents and papers, customer lists and all records of the accounts of customers used in the operation of or relating to the business of the Company;

         6.1.5 an itemized list of all Assumed Pre-Closing Expenses incurred by the Sellers, pursuant to Paragraph 2.3.1.(a), above, in operating the Company and satisfying the conditions precedent to this Agreement since August 24, 2009; and

         6.1.6 such other instruments in form and substance satisfactory to Purchaser's attorney as may be necessary or proper to transfer to Purchaser good and marketable title to all other ownership interests in the Company to be transferred under this Agreement.

         6.2 At the Closing Purchaser shall execute and deliver to Sellers:

         6.2.1 the Purchase Price, by check or other acceptable funds, to Sellers in the amount of $87,750.00 in acceptable funds;

         6.2.2 a check or other acceptable funds payable to Sellers in an amount equal to the Assumed Pre-Closing Expenses in accordance with Paragraph 2.3.1.(a), above;

         6.2.3 a check for all adjustments in accordance with Article VII, below; and

         6.2.4 such other instruments in form and substance satisfactory to Purchaser's attorney as may be necessary or proper to transfer to Purchaser good and marketable title to all other ownership interests in the Company to be transferred under this Agreement.


                                   ARTICLE VII
                               Closing Adjustments
                               -------------------

         7. Closing Adjustments. The following items shall be apportioned as of midnight of the day preceding the Closing Date:

         7.1 Purchaser shall make a payment to Sellers for in an amount equal to all cash and cash equivalents held by the Company on the Closing Date;

         7.2 Federal, state and local taxes;

         7.3 All state broker-dealer licensing/renewal fees incurred by the Company for calendar year 2010.

         7.4 The Company's CRD deposit;

         7.5 The Company's fidelity bond deposit; and

         7.6 Other fees relating to the Assumed Contracts.

         The parties hereto represent and agree that any errors or omissions in computing the apportionments under this Agreement shall be corrected after the Closing.

                                  ARTICLE VIII
                    Representations and Warranties of Sellers
                    -----------------------------------------

         8. Representations and Warranties of Sellers. Sellers represent and warrant to Purchaser as follows:

         8.1 Sellers have full power and authority to carry out and perform its undertakings and obligations as provided herein. The execution and delivery by Sellers of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Company by reason of the provisions of any contract, lien, lease, agreement, instrument or judgment to which Sellers are a party, or which is or purports to be binding upon Sellers or which affects or purports to affect the Company. No further action or approval, corporate or otherwise, is required in order to constitute this agreement the binding and enforceable obligation of Sellers.

         8.2 No action, approval, consent or authorization, including without limitation any action, approval, consent or authorization of any governmental or quasi-governmental agency, commission, board, bureau or instrumentality, is necessary for Sellers to constitute this agreement the binding and enforceable obligation of Sellers or to consummate the transactions contemplated hereby.

         8.3 The Company is a limited liability company duly organized under the laws of the State of New York, and the Company validly exists and has not been dissolved. The copies of the documents pertaining to the organization of the Company provided by Sellers to Purchaser are true and complete copies of said documents. The Company has no subsidiaries and neither owns nor has a right or obligation to acquire any equity interest (or option therefore) of any corporation, partnership, limited liability company, business trust or other business or entity. The Company neither participates nor has an interest in any joint venture or collective production, sales or marketing arrangement or agreement.

         8.4 Sellers are the owners of the Membership Interests, and the Membership Interests are all of the issued and outstanding equity interests of the Company. All of the Membership Interests are fully paid and non-assessable, have not been assigned, pledged or hypothecated, and are free of all liens, claims and encumbrances. There are no outstanding rights for subscription to any additional interests of the Company by any person or entity. There are no unpaid debts or liabilities to any member of the Company. At the Closing, Sellers will transfer and convey, and Purchaser will acquire, good and marketable title to the Membership Interests, free and clear of all liens, encumbrances, pledges, security interests and claims whatsoever. Following the Closing, Purchaser shall own 100% of Catalyst Financial, LLC.

         8.5 The Company is the owner of all of the Acquired Assets enumerated in Article 2 hereof, free of all liens, claims and encumbrances, except as may be set forth herein.

         8.6 There are no violations of any law or governmental rule or regulation pending or, to the best of Sellers' knowledge, threatened against Sellers, the Membership Interests or the Company. Sellers and the Company have complied with all laws and governmental rules and regulations applicable to the business or the Acquired Assets. The Business and operations of the Company have been conducted and are now being conducted in compliance with all applicable laws, rules and regulations of all regulatory authorities having jurisdiction over the Company and/or relating to business, including but not limited to the rules and regulations of the Commission and FINRA. The Company has made all material filings and received all material approvals relating to the licenses and/or registrations which are necessary in order for the Company to legally and validly conduct its business after the Closing as it is currently and has heretofore been conducted, including but not limited to all filings required by the Commission and FINRA.

         8.7 There are no judgments, liens, suits, actions or proceedings pending or, to the best of Sellers' knowledge, threatened against Sellers, the Membership Interests or the Company. Neither Sellers, the Membership Interests nor the Company are a party to, subject to or bound by any agreement or any judgment or decree of any court, governmental body or arbitrator which would conflict with or be breached by the execution, delivery or performance of this agreement, or which could prevent the carrying out of the transactions provided for in this agreement, or which could prevent the use by Purchaser of the Company or adversely affect the conduct of the business by Purchaser.

         8.8 Except as set forth in Schedule 8.8, the Company has not entered into, and is not subject to, any: (i) written contract or agreement for the employment of any employee of the business; (ii) pension, profit-sharing, retirement, bonus, insurance, or similar plan with respect to any employee of the business; or (iii) similar contract or agreement affecting or relating to the Company.

         8.9 Except as provided for in this Agreement, at the time of the Closing, the Company will not have any (secured or unsecured) creditors.

         8.10 The Assumed Contracts are in full force and effect and without any default by the Company thereunder. All copies of the Assumed Contracts provided by Sellers to Purchaser are true and complete copies of the original Assumed Contracts.

         8.11 The Company has filed each tax return, including without limitation all income, excise, property, gain, sales, franchise and license tax returns, required to be filed by the Company prior to the date hereof. Each such return is true, complete and correct, and the Company has paid all taxes, assessments and charges of any governmental authority required to be paid by it and has created reserves or made provision for all taxes accrued but not yet payable. No government is now asserting, or to Sellers' knowledge threatening to assert, any deficiency or assessment for additional taxes or any interest, penalties or fines with respect to the Company.

         8.12 Financial Statements. Sellers have provided Purchaser copies of its audited financial statements for the years ended December 31, 2008, 2007 and 2006, un-audited for the nine months ended September 30, 2009, and monthly for August 31, 2009, September 30, 2009 and October 31, 2009 (the "Financial Statements"). The Financial Statements are true, correct and complete as of the dates and for the periods set forth therein; have been prepared in accordance with generally accepted accounting principles consistently applied; and fairly represent the financial position of the Company at such dates and for such periods. The Company had at said dates no liabilities or obligations of any kind, contingent or otherwise, not reflected in Financial Statements. Except as shown in the Financial Statements, the Company owns outright each asset or item of property reflected therein, free of all liens, claims and encumbrances. Since said dates and periods, there has been no material adverse change in the financial condition, assets or liabilities of the Company. Except as disclosed in the Financial Statements, the Company does not have any liability, and there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any liability.

         8.13. Litigation and Arbitration.

         8.13.1 To Sellers' knowledge no claim, action, cause of action, suit, proceeding, inquiry, investigation or Order by or before any Governmental Authority, administrative body or arbitration or mediation panel, including the Commission and/or FINRA, is pending or threatened against the Company. No order of any Governmental Authority, arbitrator or mediator is outstanding against the Company, the Membership Interests or the Business, operations or assets. Sellers have no knowledge of any fact or circumstance which could reasonably be expected to result in any other claim, action, cause of action, suit, proceeding, inquiry, investigation or Order being filed against the Company.

         8.13.2 No claim, action, suit, proceeding, inquiry or investigation has been instituted and/or threatened to be instituted against the Company or the Business.

         8.14 Taxes

         8.14.1 The Company has (i) filed all tax returns required to be filed by any jurisdiction to which it is subject, (ii) paid in full on a timely basis, including any extensions, all taxes due and claimed to be due by each such jurisdiction, subject to audit by the taxing authority of such jurisdiction,
(iii) duly collected
or withheld and timely paid, including any extensions, all Taxes required to be collected from others or deducted and withheld from any amounts paid to employees or others, and (iv) properly completed and filed all sales tax exemption certificates for sales where tax was not charged. Such tax returns accurately and completely set forth all relevant items and accurately reflect the tax liabilities for such periods. No tax deficiency or penalty has been asserted or threatened by any such jurisdiction against the Company. No claim has ever been made by an authority in a jurisdiction where the Company does not file tax returns that it is or may be subject to taxation by that jurisdiction, nor, to the knowledge of the Sellers or the Company, its counsel, its representatives, and its tax advisers, is there any factual or legal basis for any such claim. There is no audit of any tax return of the Company in progress. The Company has not (i) waived any statute of limitations with respect to Tax obligations or agreed to any extension of time with respect to a Tax assessment or deficiency, (ii) been a party to any tax allocation or sharing agreement,
(iii) been a member of an affiliated group filing a consolidated federal income tax return, nor taken any other action that could result in Liability for taxes of an affiliated group under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, or (iv) is currently the beneficiary of any extensions of time within which to file any tax return.

         8.14.2 To the knowledge of the Sellers, there is no threatened action, suit, proceeding, investigation, audit, or claim against the Company or relating to Taxes, there are no matters under discussion with any Governmental Authorities with respect to Taxes that could result in an additional amount of Taxes, and no Governmental Authority has indicated that it intends to audit any Tax Return of the Company.

         8.14.3 The earliest taxable period of the Company for which the statute of limitations is still open is the fiscal year ended December 31, 2006 for New York state taxes and the fiscal year ended December 31, 2006 for federal income taxes. The Sellers have delivered to the Purchaser correct and complete copies of all state, federal, and foreign income tax returns with respect to all taxable periods ending on or after December 31, 2006, for which the statute of limitations is still open.

         8.14.4 There are no liens for taxes (other than for current Taxes that are not yet due and payable or which are being contested in good faith) upon the assets of the Company.

         8.14.5 There are no joint ventures, partnerships, or other arrangements or contracts to which the Company is a party and that could be treated as a partnership for federal income tax purposes.

         8.15. Contracts. All of the Assumed Contracts, whether written or oral, express or implied or having any other legally binding basis, have been provided to Purchaser. To Sellers' knowledge all such contracts are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and are in full force and effect to the knowledge of Sellers. Neither the Company nor any other party to any such contract is in material breach or default of its obligations thereunder, and there exists no event or condition (including the transactions contemplated by this Agreement) which has resulted or would result in a material breach or default thereunder upon the giving of notice, the passage of time or both.

         8.16. Insurance. Neither Sellers nor the Company currently maintains any insurance policies (including, without limitation, all life insurance, health insurance, death benefit and similar policies) for the benefit of the Company or with respect to the Business conducted by the Company. To Sellers knowledge there are no claims pending or threatened against the Company.

         8.17 Labor Matters; Employees.

         8.17.1 The Company is in compliance in all material respects with all federal, state and local laws respecting employment and employment practices (including, but not limited to Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act and the Family and Medical Leave Act), terms and conditions of employment, wages and hours, and nondiscrimination in employment. The Company has not been charged by The National Labor Relations Board in any unfair labor practice. No present or former employee of the Company has filed within the applicable limitations periods or threatened any claim against the Company under any Law, employment agreement or otherwise, for any reason, including (i) wages or salary for any period other than the current payroll period, (ii) any violation of any Law relating to minimum wages or maximum hours of work, or (iii) any violation of any law relating to age, race, gender, or national origin discrimination.

         8.17.2 Except as set forth on Schedule 8.8, the Company is not a party to, or subject to any obligation, liability or commitment with respect to, any written or oral employment, compensation, consulting, collective bargaining, severance pay or similar agreement. Schedule 8.8 sets forth a payroll list as of the most recent available date, showing as of such date each employee of the Company and his or her social security number, annual salary and date of hire.

         8.17.3 Sellers have no knowledge of any employee who intends to terminate his or her employment with the Company prior to or following the Closing.

         8.18 Disclosure. No representation or warranty by Sellers in this Agreement and no statement by Sellers in any of the other documents or agreements or previously disclosed to Purchaser contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE IX
                   Representations and Warranties of Purchaser
                   -------------------------------------------

         9. Representations and Warranties of Purchaser. Purchaser represents and warrants to Sellers as follows:

         9.1 Purchaser has full power and authority to carry out and perform its undertakings and obligations as provided herein.

         9.2 No action, approval, consent or authorization, including without limitation any action, approval, consent or authorization of any governmental or quasi-governmental agency, commission, board, bureau or instrumentality, is necessary for Purchaser to constitute this agreement the binding and enforceable obligation of Purchaser or to consummate the transactions contemplated hereby.

         9.3 No representation or warranty by Purchaser in this Agreement and no statement by Purchaser in any of the other documents or agreements or previously disclosed to Sellers contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.


                                    ARTICLE X
          Additional Covenants and Warranties of Sellers and Purchaser
          ------------------------------------------------------------

         10. Additional Covenants and Warranties of Sellers and Purchaser:

         10.1 Restrictive Covenants. This Agreement does not impose any restrictive covenants upon the Sellers.

         10.2 Further Assurances; Cooperation. The parties shall from time to time after the Closing, upon the request of any other party and without further consideration, execute, acknowledge and deliver in proper form any further instruments or documents, and take such further actions as such other party may reasonably require, to carry out effectively the intent of this Agreement and the other documents and agreements contemplated herein.

         10.3 Cooperation on Tax Matters. Purchaser, the Company and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Paragraph and any audit, litigation or other proceeding with respect to Taxes. No party shall file any Tax Return which is inconsistent with the express provisions of this Agreement. All Tax Returns relating to federal or state income or franchise taxes filed after the Closing affecting Sellers or the Company prior to the Closing shall be submitted to the Sellers for review at least seven (7) days prior to filing and Purchaser shall provide Sellers with reasonable access to all of the Company's books and records with respect thereto. Purchaser and Sellers further agree, upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby). Sellers further agree, upon request, to provide Purchaser with all information that is in Sellers' possession and that Purchaser may be required to report pursuant to Paragraph 6043 of the Code and all Treasury Regulations promulgated thereunder.

         10.4 Right of Access and Copies. Purchaser shall make all of the Company's corporate books and records available to Sellers for inspection and copying for all periods prior to Closing for as long as any representations and warranties survive.

         10.5 Conduct of the Business. Sellers, until the Closing, shall:

         10.5.1 conduct the Business in the normal, useful and regular manner, including the hiring of at least two employees, to serve as investment bankers, and obtaining all regulatory approvals necessary for the consummation of the transactions contemplated by this Agreement;

         10.5.2 preserve the Business and the goodwill of the Company and others having relations with Sellers; and

         10.5.3 give Purchaser and its duly designated representatives reasonable access to the premises of the Company and the books and records of the Company, and furnish to Purchaser such data and information pertaining to the Company as Purchaser from time to time reasonably may request.

         10.6 Transfer of Ongoing Business. It is the agreement and understanding of the parties that the Company is being sold to Purchaser as an ongoing business. Sellers shall endeavor to cause the operations of the Company to continue be conducted, from the date of this Agreement until the Closing, in substantially the same fashion as such operations have been conducted during the preceding year, except that the it is anticipated that the Company will hire at least 2 employees to pursue investment banking opportunities and the Sellers shall endeavor to obtain all required approvals to transfer and convey the Business to the Purchaser.



                                   ARTICLE XI
                 Sellers' Representations Regarding the Business
                 -----------------------------------------------

         11. In connection with the sale of the Membership Interests and the transfer of the Business to the Purchaser the Sellers represent and warrant to the Purchaser as follows:

         11.1 The Company is a securities broker-dealer duly registered with the Commission and registered in the jurisdictions set forth in Schedule 11.1 attached hereto to conduct business as a securities broker-dealer (the "BD License"). All documents filed by the Company with the Commission, FINRA or any State in connection with to the BD License are accurate and complete.

         11.2 The Company is a member in good standing with FINRA (the "FINRA Membership"). All documents filed by the Company with the Commission or FINRA in connection with to the FINRA Membership are accurate and complete.

         11.3 In connection with the Sellers' sale and transfer of the Membership Interests and the Business to the Purchaser, the Sellers shall convey and transfer all of its rights, benefits and interest in the BD License and FINRA Membership to the Purchaser. The Sellers do not make any representations, guarantees, warranties or promises, written or implied, as to any registered representatives that may or may not maintain their professional registration with the Company before during or after the sale. Nor do Sellers make any representations, guarantees, warranties or promises, written or implied, as to any customer accounts that may or may not maintain their accounts with the Company before during or after the sale.

         11.4 Sellers shall use their best efforts to obtain FINRA's approval of the transactions contemplated by this Agreement, including Sellers' sale of the Company and Business to Purchaser and the transfer of the BD License and FINRA Membership to the Purchaser.

                                   ARTICLE XII
                                 Indemnification
                                 ---------------

         12.1 Indemnification by Sellers.

         12.1.1 General Indemnification. Sellers shall defend, indemnify, and hold harmless Purchaser from, against and in respect of, any and all costs, losses, claims, liabilities, fines, penalties, damages and expenses (whether or not caused by negligence, including, without limitation, interest which may be imposed in connection therewith, and court costs and reasonable fees and disbursements of counsel) ("Damages") resulting from, arising out of or incurred by Purchaser in connection with a claim by any party relating to: (i) any Excluded Liabilities, (ii) any breach of the representations and warranties made by Sellers in this Agreement, (iii) any failure or default by Sellers with respect to the covenants or agreements made by Sellers in this Agreement and/or any exhibits or schedules attached hereto, (iv) any claim against Purchaser or the Company which is based upon or related to incidents and occurrences arising out of the operation of the Business or the Company prior to the Closing Date or
(v) enforcement of this Paragraph.

         12.1.2 Sellers' Indemnification Of Purchaser Relative To Customer Complaints, Arbitrations And Other Legal Claims Relative To Customer Accounts Prior To The Closing. Sellers shall defend, indemnify, and hold harmless Purchaser from, against and in respect of, any and all Damages resulting from, arising out of or incurred by Purchaser in connection with a claim by any a customer or client of the Company accruing prior to the Closing Date.

         12.2 Indemnification by Purchaser.

         12.2.1 General Indemnification. Indemnification by Purchaser. Purchaser shall defend, indemnify, and hold harmless Sellers from, against and in respect of, any and all Damages resulting from, arising out of or incurred by Sellers in connection with (i) any failure by Purchaser to timely pay, perform and discharge the Assumed Liabilities, (ii) any breach of the representations and warranties made by Purchaser in this Agreement, (iii) any failure or default by Purchaser with respect to the covenants or agreements made by Purchaser in this Agreement and/or any exhibits or schedules attached hereto, (iv) any claim against Sellers which is based upon or related to incidents and occurrences arising out of the operation of the Business or the Company after the Closing Date, or (v) enforcement of this Paragraph.

         12.2.2 Purchaser's Indemnification Of Sellers Relative To Customer Complaints, Arbitrations And Other Legal Claims Relative To Customer Accounts After The Closing. Purchaser shall defend, indemnify, and hold harmless Sellers from, against and in respect of, any and all Damages resulting from, arising out of or incurred by Sellers in connection with a claim by any a customer or client of the Company accruing after the Closing Date.

         12.3 Claims for Indemnification. If Purchaser or Sellers intend to seek indemnity with respect to such claim under this Paragraph, such party must promptly notify the other party ("Notified Party") of such claim. After receipt of notice, the Notified Party shall undertake, at its sole expense, through counsel of its choosing or its insurer the settlement or defense of the claim (subject to the consent of the other party, such consent not to be unreasonably withheld or delayed), and the other party shall reasonably cooperate in connection with such efforts. The Notified Party shall permit the initial party to participate in such settlement or defense through counsel of its choosing at its sole expense. If the Notified Party does not promptly notify the initial party that it elects to undertake the defense of a claim, the initial party shall have the right to contest, settle, or compromise the claim in the exercise of its exclusive discretion, but exercising reasonable business judgment, at the expense of the Notified Party.


                                  ARTICLE XIII
                            Miscellaneous Provisions
                            ------------------------

         13.1 Survival. The representations, warranties and covenants contained herein or in any document, instrument, certificate or schedule furnished in connection herewith shall survive the delivery of the Closing and shall continue in full force and effect after the Closing, except to the extent waived in writing.

         13.2 Use of Pronouns. The use of the neuter singular pronoun to refer to the Parties described in this Agreement shall be deemed a proper reference even though the Parties may be an individual, a partnership, a corporation, a LLC, or group of two or more individuals, partnerships, corporations or LLCs. The necessary grammatical changes required to make the provisions of this Agreement apply in the plural sense where there is more then one party to this Agreement, and to either corporations, LLCs, partnerships or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

         13.3. Governing Law. This Agreement shall be subject to and governed by the laws of the State of Florida applicable to agreements made and performed entirely therein. Any and all obligations or payments are due and payable in Boca Raton, Florida.

         13.4 Severability. If any provision of this Agreement should, for any reason, be held in violation of any applicable law, and so much of this Agreement be held unenforceable, then the invalidity of such a specific provision in this Agreement shall not be held to invalidate any other provisions in this Agreement, which other provisions shall remain in full force and effect unless removal of the invalid provisions destroys the legitimate purposes of this Agreement, in which event this Agreement shall be canceled.

         13.5 Notices. All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered by hand or by Federal Express courier or by registered or certified mail, return receipt requested, with postage prepaid, and addressed as follows:

         Sellers' Address:                  Steven N. Bronson
                                            1 North Federal Highway, Suite 201
                                            Boca Raton, Florida  33432

         Purchaser's Address:               BKF Capital Group, Inc.
                                            1 North Federal Highway, Suite 201
                                            Boca Raton, Florida  33432
                                            Attn: Leonard Hagan, Director

                  A party may change the address for notice by giving of such change to the other party in writing.

         13.6 Brokerage. The parties hereto represent and warrant to each other that they have not dealt with any broker or finder in connection with this Agreement or the transactions contemplated hereby, and no broker or any other person is entitled to receive any brokerage commission, finder's fee or similar compensation in connection with this Agreement or the transactions contemplated hereby.

         13.7 Further Assurances. In connection with the transactions contemplated by this Agreement, the parties agree to execute and deliver such further instruments, and to take such further actions, as may be reasonably necessary or proper to effectuate and carry out the transactions contemplated in this Agreement.

         13.8 Changes Must Be In Writing. No delay or omission by either Sellers or Purchaser in exercising any right shall operate as a waiver of such right or any other right. This Agreement may not be altered, amended, changed, modified, waived or terminated in any respect or particular unless the same shall be in writing signed by the party to be bound. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.

         13.9 Captions and Schedules. The captions in this agreement are for convenience only and are not to be considered in construing this Agreement. All schedules attached hereto and referred to herein are an integral part of this Agreement and are hereby incorporated herein by reference and expressly made a part of this Agreement.

         13.10 Counterparts. This Agreement may be executed in any number of counterparts and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by facsimile or email) by the Parties.

         13.11 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         13.12 Entire Agreement. This Agreement represents the entire understanding of the Parties hereto. There are no oral agreements, understandings, or representations made by any party to this Agreement that are outside of this Agreement and are not expressly stated in it.


                                   ARTICLE XIV
                                   Definitions
                                   -----------

         14. For purposes of this Agreement, the following terms shall have the meanings set forth below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acquired Assets" shall have the meaning set forth in Paragraph 2.1.

         "Assumed Contracts" shall have the meaning set forth in Paragraph 2.1.1

         "Business" shall have the meaning provided in the recitals to this Agreement.

         "Closing" shall mean the consummation of the transactions contemplated by this Agreement.

         "Closing Date" shall have the meaning set forth in Paragraph 5.

         "Code" shall mean United States Internal Revenue Code, as amended.

         "Company" shall mean Catalyst Financial, LLC, a New York limited liability company

         "Encumbrance" shall mean any lien, encumbrance, proxy, voting trust arrangement, dower rights, pledge, security interest, collateral security agreement, financing statement (and similar notices) filed with any Governmental Authority, claim (including any claim as defined in the Code), charge, equities, mortgage, pledge, burden, occupancy agreement, encroachment, objection, title defect, option, easement, condition, reservation, covenant, restrictive covenant, servitude, right-of-way, restriction on transfer of any nature whatsoever and, for leased property or assets, lien or interest of the lessor or of any mortgagee of the lessor arising by operation of law or pursuant to the terms of the lease.

         "Excluded Asset" shall have the meaning set forth in Paragraph 2.2.

         "Governmental Authority" shall mean any government authority or political subdivision thereof, whether federal, state, local or foreign, or any agency, department, commission, board, bureau, court, tribunal, body, administrative or regulatory authority or instrumentality of any such government or political subdivision, including but not limited to the Commission and FINRA.

         "Law" shall mean any law (including common law), rule, regulation, restriction (including building or zoning code), code, statute, ordinance, order, writ, injunction, judgment, decree or other requirement of a Governmental Authority.

         "Liability" shall mean any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due), including any liability for Taxes.

         "Losses" shall mean and include all demands, claims, actions, causes of action, assessments, damages, losses, liabilities, judgments, settlements, fines, penalties, sanctions, costs and expenses (whether absolute, accrued, conditional or otherwise), including, without limitation, interest, penalties, out-of-pocket expenses and reasonable attorneys' fees as incurred, and all other reasonable costs of investigating and defending third-party claims as incurred.

         "Purchaser" shall mean BKF Capital Group, Inc., a Delaware corporation.

         "Order" shall mean any order, judgment, injunction, award, decree, writ, rule or similar action of any Governmental Authority.

         "Sellers" shall mean Steven N. Bronson and Kimberly Bronson.

         "Tax" or "Taxes" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value-added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         "Tax Return" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                                       STEVEN N. BRONSON

                                                  By: ________________________


                                                       KIMBERLY BRONSON

                                                  By: ________________________


                                                       BKF CAPITAL GROUP, INC.

                                                  By: ________________________
                                                        Leonard Hagan,
                                                        A duly authorized
                                                        representative

                              DISCLOSURE SCHEDULES

            To The Purchase Agreement between BKF Capital Group, Inc.
       and Steven N. Bronson and Kimberly Bronson, dated September , 2009
       ------------------------------------------------------------------



Schedule 2.3.1 (a)         Description of Assumed Pre-Closing Expenses

Schedule 6.1.1             Form of Assignment Agreement between Sellers and
                           Purchaser

Schedule 8.8               Employees and Compensation Liabilities

Schedule 11.1 Jurisdictions in which Catalyst Financial, LLC is registered as a securities broker-dealer

                               Schedule 2.3.1 (a)

                   Description of Assumed Pre-Closing Expenses



1.       Cash compensation paid to Paul Appelbaum.

2.       Cash compensation paid to Joseph Smith.

3.       Cash compensation paid to Elliot Hagan.

4. All business expenses, including travel and entertainment, incurred by Steven N. Bronson, E. Steven zum Tobel, Paul Applebaum and Joseph Smith.

5. All expenses, including professional fees, incurred by Catalyst Financial LLC in connection with satisfying the conditions precedent contained in the Agreement, including but not limited to complying with FINRA Rule 1017.

                                 Schedule 6.1.1

           Form of Assignment Agreement between Sellers and Purchaser

                              ASSIGNMENT AGREEMENT


         This ASSIGNMENT AGREEMENT, entered into on June 30, 2009, between Steven N. Bronson and Kimberly Bronson, individuals having an address at 1 North Federal Highway, Suite 2A, Boca Raton, Florida 33432 ("Assignors"), BKF Capital Group, Inc., a Delaware corporation having an address at 1 North Federal Highway, Suite 2A, Boca Raton, Florida 33432 ("Assignee") and Catalyst Financial, LLC (the "Company"), a New York limited liability company having an address at 1 North Federal Highway, Suite 2A, Boca Raton, Florida 33432.


                                    RECITALS:


         WHEREAS, the Company is engaged in business as a securities broker-dealer and is duly registered with the United States Securities and Exchange Commission and a member in good standing of the Financial Industry Regulatory Authority.

         WHEREAS, Assignors' are the owners of 100% of the membership interests ("Membership Interests") of the Company.

         WHEREAS, Assignors desire to assign, sell, transfer and convey her right, title and interest in the Membership Interests to Assignee; and the Assignee desires to accept, acquire and assume the Membership Interests, upon the terms and conditions hereinafter set forth.


         NOW, THEREFORE, in consideration of the covenants and agreements hereafter set forth, and other valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

         1. Assignor's Representation. Assignor represents and warrants that they are the owners of the Membership Interests and that there are no liens, claims, judgments or encumbrances on the Membership Interests, and that Assignors have the power and authority to sell, convey, assign and transfer the Membership Interests to Assignee.

         2. Assignment of the Assignor's Interest. Assignors do hereby irrevocably assign, convey, grant, transfer and deliver to Assignee, its successors and assigns, forever, all of Assignor's right, title and interest in and to the Membership Interests. The Assignors, the Company and the Assignee acknowledge and agree that upon the execution and delivery of the Agreement, the Assignee will own the Membership Interests, representing 100% of the equity interests in the Company, and that the books and records of the Company shall reflect the Assignee's ownership of a 100 % of the membership interests in the Company.

         3. Acceptance and Assumption. Assignee does hereby accept such assignment, conveyance, grant, transfer and delivery and hereby assumes and agrees to pay, perform and discharge, all of Assignors' rights and obligations relating to the Membership Interests.

         4. Consideration. The Assignors hereby acknowledges the receipt of good and valuable consideration from Assignee in exchange for the assignment of the Membership Interests to Assignee.

         5. Effective Time. The assignment of the Membership Interests by Assignors, and the acceptance of such assignment by Assignee, all pursuant to this Agreement, shall be effective on the date this Agreement is executed and delivered.

         6. Miscellaneous Provisions.

         a. This Agreement shall be subject to and governed by the laws of the State of Florida applicable to agreements made and performed entirely therein. Furthermore, both parties agree to waive any and all right or claim to have any and all disputes resolved through any arbitration process, regulatory or otherwise, unless expressly agreed in writing by both parties.

         b. All notices, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been properly given if delivered by hand or by Federal Express courier or by registered or certified mail, return receipt requested, with postage prepaid, to the parties at the addresses set forth above.

         c. In connection with the transactions contemplated by this agreement, the parties agree to execute and deliver such further instruments, and to take such further actions, as may be reasonably necessary or proper to effectuate and carry out the transactions contemplated in this agreement.

         d. This Agreement may be executed in any number of counterparts and any Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered (which deliveries may be by telephonic facsimile) by the Parties.

         e. This agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         f. This Agreement represents the entire understanding of the Parties hereto. There are no oral agreements, understandings, or representations made by any party to this Agreement that are outside of this Agreement and are not expressly stated in it.


         IN WITNESS WHEREOF, the parties have executed this agreement the date first above written.

                                       ASSIGNORS

                                       STEVEN N. BRONSON

                                       ---------------------------
                                       Steven N. Bronson


                                       KIMBERLY BRONSON


                                       ---------------------------
                                       Kimberly Bronson



                                       ASSIGNEE

                                       BKF CAPITAL GROUP, INC.


                                       By:
                                           -----------------------
                                           Leonard Hagan
                                           An Authorized Representative
Acknowledged by:

CATALYST FINANCIAL, LLC



By:
    ----------------------------
    Steven N. Bronson, President

                                  Schedule 8.8

                     Employees and Compensation Liabilities


         1.     Offer Letter, dated August 17, 2009 to Paul Applebaum.

         2.     Offer Letter, dated August 18, 2009 to Joseph Smith.

         3.     Offer Letter, dated October 26, 2009 for Elliot Hagan

         4.     Offer Letter, dated November 16, 2009 for E. Steven zum Tobel

         5.     Catalyst Financial, LLC Investment Banking Compensation Program

                                  Schedule 11.1

           Jurisdictions in which Catalyst Financial LLC is registered as a securities broker-dealer.

Alabama                                     Nevada

Alaska                                      New Hampshire

Arizona                                     New Jersey

Arkansas                                    New Mexico

California                                  New York

Colorado                                    North Carolina

Connecticut                                 North Dakota

Delaware                                    Ohio

District of Columbia                        Oklahoma

Florida                                     Oregon

Georgia                                     Pennsylvania

Hawaii                                      Rhode Island

Idaho                                       South Carolina

Illinois                                    South Dakota

Indiana                                     Texas

Iowa                                        Utah

Kansas                                      Vermont

Kentucky                                    Virginia

Louisiana                                   Washington

Maine                                       West Virginia

Maryland                                    Wisconsin

Massachusetts                               Wyoming

Michigan

Minnesota

Mississippi

Missouri

Montana

Nebraska